SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                              _________________



                                  FORM 8-K



                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported)  April 28, 1996




                        COMPUTER SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)




 NEVADA                            1-4850                    95-2043126
(State or Other                 (Commission                (I.R.S. Employer
Jurisdiction                     File Number)              Identification No.)
of Incorporation)



2100 East Grand Avenue
El Segundo, California                                              90245
(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code  (310) 615-0311




                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

     The registrant hereby incorporates by reference into this report: (a) the Agreement and Plan of Merger dated as of April 28, 1996 by and among the registrant, The Continuum Company, Inc. and Continental Acquisition, Inc., a copy of which is attached hereto as Exhibit 2.1; and (b) the joint press release of the registrant and The Continuum Company, Inc. dated April 29, 1996, a copy of which is attached hereto as Exhibit 99.1.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

          The exhibits listed below are filed as a part of this report:

          2.1 Agreement and Plan of Merger dated as of April 28, 1996 by and among the registrant, The Continuum Company, Inc. and Continental Acquisition, Inc.

         99.1 Joint press release of the registrant and The Continuum Company, Inc. dated April 29, 1996
































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



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



                                       COMPUTER SCIENCES CORPORATION



Dated:  May 1, 1996                    By: /s/ Hayward D. Fisk
                                           ------------------------
                                       Name:   Hayward D. Fisk
                                       Title:  Vice President

                                 EXHIBIT INDEX



Exhibit

 2.1 Agreement and Plan of Merger dated as of April 28, 1996 by and among the registrant, The Continuum Company, Inc. and Continental Acquisition, Inc.

99.1 Joint press release of the registrant and The Continuum Company, Inc. dated April 29, 1996

                                 EXHIBIT 2.1













                         AGREEMENT AND PLAN OF MERGER


                          DATED AS OF APRIL 28, 1996


                                    AMONG


                        COMPUTER SCIENCES CORPORATION,

                         THE CONTINUUM COMPANY, INC.

                                     AND

                        CONTINENTAL ACQUISITION, INC.



                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----
ARTICLE 1     THE MERGER ...............................................  1

    SECTION 1.1.     The Merger ........................................  1

    SECTION 1.2.     Effective Time ....................................  1

    SECTION 1.3.     Closing of the Merger .............................  1

    SECTION 1.4.     Effects of the Merger .............................  2

    SECTION 1.5.     Certificate of Incorporation and Bylaws ...........  2

    SECTION 1.6.     Directors .........................................  2

    SECTION 1.7.     Officers ..........................................  2

    SECTION 1.8.     Conversion of Shares ..............................  2

    SECTION 1.9.     No Appraisal Rights ...............................  3

    SECTION 1.10.    Exchange of Certificates ..........................  3

    SECTION 1.11.    Stock Options .....................................  5

ARTICLE 2     REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............  6

     SECTION 2.1.     Organization and Qualification; Subsidiaries .....  6

    SECTION 2.2.     Capitalization of the Company and its Subsidiaries   6

    SECTION 2.3.     Authority Relative to this Agreement; Recommendation 7

    SECTION 2.4.     SEC Reports; Financial Statements .................  8

    SECTION 2.5.     Information Supplied ..............................  8

    SECTION 2.6.     Consents and Approvals; No Violations .............  9

    SECTION 2.7.     No Default ........................................  9

    SECTION 2.8.     No Undisclosed Liabilities; Absence of Changes .... 10

    SECTION 2.9.     Litigation ........................................ 10






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

                                                                        Page
                                                                        ----

    SECTION 2.10.    Compliance with Applicable Law .................... 10

    SECTION 2.11.    Employee Benefit Plans; Labor Matters ............. 11

    SECTION 2.12.    Environmental Laws and Regulations ................ 12

    SECTION 2.13.    Taxes ............................................. 13

    SECTION 2.14.    Title to Property ................................. 16

    SECTION 2.15.    Intellectual Property; Software ................... 16

    SECTION 2.16.    Insurance ......................................... 17

    SECTION 2.17.    Vote Required ..................................... 17

    SECTION 2.18.    Tax Treatment; Pooling ............................ 17

    SECTION 2.19.    Affiliates ........................................ 17

    SECTION 2.20.    Certain Business Practices ........................ 17

    SECTION 2.21.    Insider Interests ................................. 17

    SECTION 2.22.    Opinion of Financial Adviser ...................... 18

    SECTION 2.23.    Brokers ........................................... 18

    SECTION 2.24.    Disclosure ........................................ 18

    SECTION 2.25.    No Existing Discussions ........................... 18

    SECTION 2.26.    Section 203 of the DGCL ........................... 18

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION . 18

    SECTION 3.1.     Organization ...................................... 18

    SECTION 3.2.     Capitalization of Parent and its Subsidiaries ..... 18

    SECTION 3.3.     Authority Relative to this Agreement;
                         Recommendation ................................ 19

    SECTION 3.4.     SEC Reports; Financial Statements ................. 20

    SECTION 3.5.     Information Supplied .............................. 20

    SECTION 3.6.     Consents and Approvals; No Violations ............. 21

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

                                                                        Page
                                                                        ----

    SECTION 3.7.     No Default ........................................ 21

    SECTION 3.8.     No Undisclosed Liabilities; Absence of Changes .... 22

    SECTION 3.9.     Litigation ........................................ 22

    SECTION 3.10.    Compliance with Applicable Law .................... 22

    SECTION 3.11.    Employee Benefit Plans; Labor Matters ............. 22

    SECTION 3.12.    Environmental Laws and Regulations ................ 23

    SECTION 3.13.    Tax Matters ....................................... 23

    SECTION 3.14.    Title to Property ................................. 23

    SECTION 3.15.    Intellectual Property; Software ................... 23

    SECTION 3.16.    Insurance ......................................... 23

    SECTION 3.17.    Vote Required ..................................... 24

    SECTION 3.18.    Tax Treatment; Pooling ............................ 24

    SECTION 3.19.    Affiliates ........................................ 24

    SECTION 3.20.    Certain Business Practices ........................ 24

    SECTION 3.21.    Insider Interests ................................. 25

    SECTION 3.22.    Opinion of Financial Adviser ...................... 25

    SECTION 3.23.    Brokers ........................................... 25

    SECTION 3.24.    Disclosure ........................................ 25

    SECTION 3.25.    No Prior Activities ............................... 25

ARTICLE 4     COVENANTS ................................................ 25

    SECTION 4.1.     Conduct of Business of the Company ................ 25

    SECTION 4.2.     Conduct of Business of Parent ..................... 27

    SECTION 4.3.     Preparation of S-4 and the Proxy Statement ........ 28

    SECTION 4.4.     Other Potential Acquirers ......................... 29

    SECTION 4.5.     Comfort Letters ................................... 30

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

                                                                        Page
                                                                        ----

    SECTION 4.6.     Meetings of Stockholders .......................... 30

    SECTION 4.7.     Stock Exchange Listing ............................ 31

    SECTION 4.8.     Access to Information ............................. 31

    SECTION 4.9.     Additional Agreements; Reasonable Efforts ......... 31

    SECTION 4.10.    Employee Benefits ................................. 32

    SECTION 4.11.    Public Announcements .............................. 32

    SECTION 4.12.    Indemnification ................................... 32

    SECTION 4.13.    Notification of Certain Matters ................... 33

    SECTION 4.14.    Affiliates; Pooling; Tax Free Reorganization ...... 33

    SECTION 4.15.    Stockholders Agreement ............................ 34

ARTICLE 5     CONDITIONS TO CONSUMMATION OF THE MERGER ................. 34

    SECTION 5.1.     Conditions to Each Party's Obligations to
                         Effect the Merger ............................. 34

    SECTION 5.2.     Conditions to the Obligations of the Company ...... 35

    SECTION 5.3.     Conditions to the Obligations of Parent and
                         Acquisition ................................... 36

ARTICLE 6     TERMINATION; AMENDMENT; WAIVER ........................... 36

    SECTION 6.1.     Termination ....................................... 36

    SECTION 6.2.     Effect of Termination ............................. 37

    SECTION 6.3.     Fees and Expenses ................................. 38

    SECTION 6.4.     Amendment ......................................... 39

    SECTION 6.5.     Extension; Waiver ................................. 39

ARTICLE 7     MISCELLANEOUS ............................................ 39

    SECTION 7.1.     Nonsurvival of Representations and Warranties ..... 39

    SECTION 7.2.     Entire Agreement; Assignment ...................... 39

    SECTION 7.3.     Validity .......................................... 39

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

                                                                        Page
                                                                        ----

    SECTION 7.4.     Notices ........................................... 39

    SECTION 7.5.     Governing Law ..................................... 40

    SECTION 7.6.     Descriptive Headings .............................. 40

    SECTION 7.7.     Parties in Interest ............................... 40

    SECTION 7.8.     Certain Definitions ............................... 40

    SECTION 7.9.     Personal Liability ................................ 41

    SECTION 7.10.    Specific Performance .............................. 41

    SECTION 7.11.    Counterparts ...................................... 41


































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
                            TABLE OF DEFINED TERMS
                                     Cross Reference
Term                                   in Agreement                   Page
- ----                                 ---------------                  ----
Acquisition .........................Preamble...........................1
affiliate                            Section 7.8(a)....................40
Articles Amendment ..................Section 3.2(a)....................19
business day ........................Section 7.8(b)....................40
Certificates ........................Section 1.10(b)....................3
Closing Date ........................Section 1.3........................1
Closing .............................Section 1.3........................1
Code ................................Preamble...........................1
Company Affiliates ..................Section 2.19......................17
Company Board .......................Section 2.3(a).....................8
Company Financial Adviser ...........Section 2.22......................18
Company Permits .....................Section 2.10......................10
Company .............................Preamble...........................1
Company SEC Reports .................Section 2.4(a).....................8
Company Securities ..................Section 2.2(a).....................7
Company Stock Option ................Section 1.11(a)....................5
Company Stock Options ...............Section 1.11(a)....................5
DGCL ................................Section 1.1........................1
DST .................................Section 2.19......................17
Effective Time ......................Section 1.2........................1
Employee Plans ......................Section 2.11(a)...................11
Environmental Claim..................Section 2.12(a)...................13
Environmental Laws ..................Section 2.12(a)...................13
ERISA Affiliate .....................Section 2.11(a)...................11
ERISA ...............................Section 2.11(a)...................11
Exchange Act ........................Section 2.2(c).....................7
Exchange Agent ......................Section 1.10(a)....................3
Exchange Fund .......................Section 1.10(a)....................3
FCPA ................................Section 2.20......................17
Governmental Entity .................Section 2.6........................9
HOGN Merger Agreement ...............Section 1.11(a)....................5
HOGN ................................Section 1.11(a)....................5
HSR Act .............................Section 2.6........................9
Indemnified Liabilities..............Section 4.12......................33
Indemnified Persons .................Section 4.12......................33
IRS .................................Section 2.11(a)...................11
knowledge ...........................Section 7.8(c)....................40
known ...............................Section 7.8(c)....................40
Lien ................................Section 2.2(b).....................7
Material Adverse Effect .............Section 2.1(a).....................6
Material Adverse Effect .............Section 3.1(a)....................18
Merger Certificate ..................Section 1.2........................1
Merger Consideration ................Section 1.8(a).....................2
Merger ..............................Section 1.1........................1
NGCL ................................Section 3.3(a)....................20



                                     Cross Reference
Term                                   in Agreement                   Page
- ----                                 ---------------                  ----

Notice of Superior Proposal .........Section 4.4(b)....................29
NYSE ................................Section 1.10(f)....................4
Parent Affiliates ...................Section 3.19......................24
Parent Benefit Plans ................Section 3.2(a)....................19
Parent Common Stock .................Section 1.8(a).....................2
Parent Financial Adviser ............Section 3.22......................25
Parent Intellectual Rights ..........Section 3.15(a)...................24
Parent Permits ......................Section 3.10......................22
Parent ..............................Preamble...........................1
Parent SEC Reports ..................Section 3.4(a)....................20
Parent Securities ...................Section 3.2(a)....................19
person ..............................Section 7.8(e)....................41
Proxy Statement .....................Section 2.5........................8
S-4 .................................Section 2.5........................8
SEC .................................Section 2.4(a).....................8
Securities Act ......................Section 2.4(a).....................8
Shares ..............................Section 1.8(a).....................2
Stockholders Agreement ..............Section 4.15......................34
subsidiaries ........................Section 7.8(f)....................41
subsidiary ..........................Section 7.8(f)....................41
Superior Proposal ...................Section 4.4(b)....................30
Surviving Corporation ...............Section 1.1........................1
Third Party Acquisition .............Section 4.4(b)....................30
Third Party .........................Section 4.4(b)....................30


                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 28, 1996, is among THE CONTINUUM COMPANY, INC., a Delaware corporation ("Company"), COMPUTER SCIENCES CORPORATION, a Nevada corporation ("Parent"), and CONTINENTAL ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition").

     WHEREAS, the Boards of Directors of the Company, Parent and Acquisition each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to their respective shareholders and in the best interests of such shareholders and
(ii) approved the Merger in accordance with this Agreement;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                  ARTICLE 1

                                  THE MERGER

     SECTION 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code.

     SECTION 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as Parent and the Company may agree upon and set forth in the Merger Certificate (the time the Merger becomes effective being referred to herein as the "Effective Time").

     SECTION 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Gibson, Dunn &

Crutcher, 333 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties hereto.

     SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law; provided, however, that Article Fourth of the Certificate of Incorporation of the Company shall be amended in its entirety to read as follows: "The aggregate number of shares which the Corporation shall have the authority to issue is one thousand (1,000), $.10 par value per share, to be designated 'Common Stock'". The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

     SECTION 1.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     SECTION 1.8.  Conversion of Shares.

     (a) At the Effective Time, each share of common stock, par value $.10 per share, of the Company (individually a "Share" and collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's subsidiaries (excluding 7,837 Shares held of record by Paxus Corporation Limited) and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become .79 of a fully paid and nonassessable share of common stock, $1.00 par value per share, of Parent ("Parent Common Stock") (the "Merger Consideration"). Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock shall include the associated Rights (as such term is defined in Section 3.2(a) hereof). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (b) At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Acquisition shall be converted into one share of common stock, par value $.10 per share, of the Surviving Corporation.

     (c) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company (excluding 7,837 Shares held of record by Paxus Corporation Limited) immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

     SECTION 1.9. No Appraisal Rights. The holders of Shares and the holders of shares of Parent Common Stock shall not be entitled to appraisal rights.

     SECTION 1.10.  Exchange of Certificates.

     (a) As of the Effective Time, Parent shall deposit with Chemical Mellon Shareholder Services, L.L.C., or such other agent or agents as may be appointed by Parent and Acquisition (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Parent Common Stock and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 1.8 in exchange for outstanding Shares.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

     (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement provided, however, that Parent or its Exchange Agent, may, in its discretion, require the delivery of a suitable bond or indemnity.

     (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price for Parent Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Transactions on the business day five days prior to the Effective Date by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

     (g) Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any shareholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any applicable dividends or distributions with respect to Parent Common Stock, as the case may be.

     (h) Neither Parent nor the Company shall be liable to any holder of Shares, or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 1.11.  Stock Options.

     (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Stock Option" or collectively, "Company Stock Options") (i) issued pursuant to the 1983 Incentive Stock Option Plan, the 1992 Stock Option Plan, the 1994 Directors Stock Option Plan, the 1995 Directors' Stock Option Plan or the 1994 Incentive Stock Plan of the Company or pursuant to any of the individual nonqualified stock option agreements of the Company with W. Michael Long, E. Lee Walker, Jean-Michel Renck, Jean-Louis Rossignol, Jean-Charles Miginiac, Michael H. Anderson, James J. Delamore, Paul Zoukis, Kevan Howley and Federal Home Life Insurance Company and (ii) issued by Hogan Systems, Inc. ("HOGN") pursuant to the 1982 Incentive Stock Option Plan, the 1984 Incentive Stock Option Plan, the 1985 Incentive Stock Option Plan, the 1982 Nonstatutory Stock Option Plan, the 1984 Nonstatutory Stock Option Plan or the 1985 Nonstatutory Stock Option Plan of HOGN (which options have been assumed by the Company pursuant to Section 4.13 of the Agreement and Plan of Merger dated as of December 10, 1995, as amended by the First Amendment thereto dated as of February 7, 1996 (as so amended, the "HOGN Merger Agreement") among the Company, HOGN and Continuum Acquisition Corporation ("CAC"), pursuant to which CAC merged with an into HOGN, and HOGN became a wholly-owned subsidiary of the Company on March 15, 1996 (the "HOGN Merger")), whether vested or unvested, shall be assumed by Parent. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued are referred to collectively as the Company Plans. Each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options" or "ISOs"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code. With respect to any Company Stock Option that provides for the acceleration of vesting in the event that the Shares achieve certain public trading price thresholds, such trading price thresholds shall be adjusted by dividing the threshold set forth in the Company Stock Option by the exchange ratio contemplated by the Merger.

     (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Plans and the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger). Parent shall comply with the terms of the Company Plans and ensure, to the extent required by, and subject to the provisions of, such Plans, that Company Stock Options which qualified as incentive stock options immediately prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section
1.11. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options held by persons who are or were directors, officers or employees of the Company or its subsidiaries and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer Company Plans assumed pursuant to this
Section 1.11 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act, as it may be amended, to the extent the applicable Company Plan complied with such rule immediately prior to the Merger.

                                  ARTICLE 2

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to each of Parent and Acquisition as follows:

     SECTION 2.1.  Organization and Qualification; Subsidiaries.

     (a) Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as whole, other than any change or effect arising out of general economic conditions unrelated to any business in which the Company and its subsidiaries are engaged, or (ii) that may impair the ability of the Company to consummate the transactions contemplated hereby.

     (b) The Company has heretofore delivered to Acquisition or Parent accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries. Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

     SECTION 2.2.  Capitalization of the Company and its Subsidiaries.

     (a) The authorized capital stock of the Company consists of: 40,000,000 Shares, of which, as of April 25, 1996, 24,240,897 Shares were issued and outstanding (including 67,918 Shares held in treasury and 7,837 Shares held of record by

Paxus Corporation Limited), and 5,000,000 shares of preferred stock, par value $.01 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of April 25, 1996, approximately 3,393,884 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans, and 51,526 Shares were reserved for issuance pursuant to the Employee Stock Purchase Plan (the "ESPP"). Between April 25, 1996 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, and, between April 25, 1996 and the date hereof, no stock options have been granted. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively, "Company Securities"). As of the date hereof, there are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except for the agreement referred to in Section 4.14(c) hereof, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

     (b) Section 2.2(b) of the Company Disclosure Schedule identifies each subsidiary of the Company as of the date hereof and shows the jurisdiction of incorporation or organization of each such subsidiary. All of the outstanding capital stock of the Company's subsidiaries (other than director's qualifying shares in the case of foreign subsidiaries) is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (c) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     SECTION 2.3.  Authority Relative to this Agreement; Recommendation.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 2.17, the approval and adoption of this Agreement by the holders of at least two-thirds of the then outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (b) The Company Board has resolved to recommend that the shareholders of the Company approve and adopt this Agreement.

SECTION 2.4.  SEC Reports; Financial Statements.

     (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since March 31, 1992, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered or promptly will deliver to Acquisition or Parent, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Reports on Form 10-K for each of the fiscal years ended March 31, 1993, 1994 and 1995,
(ii) all definitive proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since March 31, 1992 and (iii) all other reports or registration statements filed by the Company with the SEC since March 31, 1992 (all of the foregoing, collectively, the "Company SEC Reports"). None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

     (b) The Company has heretofore made available or promptly will make available to Acquisition or Parent a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

     SECTION 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the meeting of the Company's shareholders and the meeting of Parent's shareholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to shareholders of the Company and at the times of the meeting or meetings of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of the Company's shareholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     SECTION 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Company. Except as set forth in Section 2.6 of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on the Company.

     SECTION 2.7. No Default. Except as set forth in Section 2.7 of the Company Disclosure Schedule, none of the Company or its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on the Company. Except as set forth in Section 2.7 of the Company Disclosure Schedule, each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to the Company and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company or any subsidiary thereunder.

     SECTION 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, as of December 31, 1995, none of the Company or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto) or which would have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company, since December 31, 1995, none of the Company or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or its subsidiaries having or which reasonably could be expected to have, a Material Adverse Effect on the Company. Except as and to the extent publicly disclosed by the Company in the Company's SEC Reports and except as set forth in Section 2.8 of the Company Disclosure Schedule, since December 31, 1995, there has not been (i) any material change by the Company in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by the Company of any of its assets having a Material Adverse Effect on the Company, including, without limitation, any write-down of the value of capitalized software or inventory or write-off of notes or accounts receivable other than in the ordinary course of business or (iii) except for the HOGN Merger, any other action or event that would have required the consent of Parent pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

     SECTION 2.9. Litigation. Except as publicly disclosed by the Company in the Company SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 2.10. Compliance with Applicable Law. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12 below) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not have a Material Adverse Effect on the Company.

     SECTION 2.11.  Employee Benefit Plans; Labor Matters.

     (a) Section 2.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or
Section 4212(c) of ERISA (together, the "Employee Plans"), excluding former agreements under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company has made available to Parent a copy of
(i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA).

     (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multi-employer plan" as such term is defined in Section 3(37) of ERISA;
(ii) neither the Company nor any ERISA Affiliate has incurred any excise taxes under Chapter 43 of Subtitle A of the Code or Section 5000 of the Code or any penalties under Section 502(i) or 502(l) of ERISA with respect to any Employee Plan, which could result in any Material Adverse Effect on the Company; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years;
(vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

     (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Company Stock Options, together with the number of Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options. The Company has furnished Parent with complete copies of the Company Plans pursuant to which the Company Stock Options were issued. Other than the automatic vesting of Company Stock Options that may occur without any action on the part of the Company or its officers or directors, the Company has not taken any action that would result in any Company Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) The Company has made available to Parent (i) a description of the terms of employment and compensation arrangements of all officers of the Company and a standard form of employment agreement used for officers of the Company, (ii) copies of all employment agreements with officers of the Company which contain provisions that differ from the standard terms and conditions contained in the form of employment agreement provided to Parent; (iii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $300,000; (iv) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company; (v) copies (or descriptions) of all severance agreements, programs and policies of the Company with or relating to its employees, except programs and policies required to be maintained by law; and
(vi) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

     (e) Except as disclosed in Section 2.11(e) of the Company Disclosure Schedule, there shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or may reasonably be expected to have a Material Adverse Effect of the Company. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, except as disclosed in Section 2.11(f) of the Company Disclosure Schedule, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

     SECTION 2.12.  Environmental Laws and Regulations.

     (a) Except as publicly disclosed by the Company in the Company SEC Reports, (i) each of the Company and its subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of the Company or its subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on the Company; and (iii) to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as publicly disclosed by the Company, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     SECTION 2.13  Taxes.

     (a)  Definitions.  For purposes of this Agreement:

          (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause
(A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

          (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

     (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company and its subsidiaries have accurately prepared and timely filed all Tax Returns they are required to have filed. Such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

     (c) The Company and its subsidiaries have paid or adequately provided for all Taxes they are required to have paid or to pay.

     (d)  Except as set forth in Section 2.13(d) of the Company Disclosure
Schedule:

          (i) no claim has been made by any taxing authority in any jurisdiction where the Company and its subsidiaries do not file Tax Returns that any of them is or may be subject to Tax by that jurisdiction; and

          (ii) no current extensions or waivers of statutes of limitations with respect to the Tax Returns have been given by or requested from the Company or any of its subsidiaries.

     (e)  Section 2.13(e) of the Company Disclosure Schedule sets forth:

          (i) the taxable years of the Company and its subsidiaries as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

          (ii) those years for which examinations by the taxing authorities have been completed;

          (iii) those taxable years for which examinations by taxing authorities are presently being conducted;
(iv)	those years for which notice of pending or threatened examination or adjustment has been received; and

          (v) those years for which required income Tax Returns have not yet been filed.

     (f) Except as set forth in Section 2.13(f) of the Company Disclosure Schedule, all deficiencies asserted or assessments made against the Company or any subsidiary as a result of any examinations by any taxing authority have been fully paid.

     (g) Except as set forth in Section 2.13(g) of the Company Disclosure Schedule, there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any subsidiary.

     (h) Except as set forth in Section 2.13(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

     (i) Neither the Company nor any of its subsidiaries is a party to or bound by any closing agreement or offer in compromise with any taxing authority.

     (j) Except to the extent indicated in Section 2.13(j) of the Company Disclosure Schedule:

          (i) neither the Company nor any of its subsidiaries has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes (other than the group the common parent of which is the Company);

          (ii) neither the Company nor any of its subsidiaries has any liability for Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract, or otherwise;

          (iii) neither the Company nor any of its subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by any of them;

          (iv) neither the Company nor any or its subsidiaries has made a consent dividend election under Section 565 of the Code;

          (v) neither the Company nor any of its subsidiaries has been a personal holding company under Section 542 of the Code; and

          (vi) neither the Company nor any of its subsidiaries has participated in an international boycott within the meaning of Section 999 of the Code.

     (k) Except as set forth in Section 2.13(k) of the Company Disclosure Schedule, none of the assets of the Company or its subsidiaries is property that the Company or any of its subsidiaries is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company or its subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; none of the assets of the Company or its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (l) Except as set forth in Section 2.13(l) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to make, or is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign tax laws by reason of a change in accounting method or otherwise. Neither the Company nor any of its subsidiaries has taken action that is not in accordance with past practice that could defer a liability for Taxes of the Company or any of its subsidiaries from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

     (m) Except as set forth in Section 2.13(m) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

     (n) Section 2.13(n) of the Company Disclosure Schedule sets forth all foreign jurisdictions in which the Company or any subsidiary is subject to Tax, is engaged in business or has a permanent establishment.

     (o) Except as set forth in Section 2.13(o) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

     (p) No material election with respect to Taxes of the Company or its subsidiaries will be made after the date of this Agreement without the prior written consent of Parent.

     (q) None of the income recognized, for federal, state, local or foreign income tax purposes, by the Company or its subsidiaries during the period commencing on the date hereof and ending on the Closing Date will be derived other than in the ordinary course of business.

     SECTION 2.14. Title to Property. The Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company; and, to the Company's knowledge, all leases pursuant to which the Company or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice of lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on the Company.

     SECTION 2.15.  Intellectual Property; Software.

     (a) Each of the Company and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor that are material to its business as currently conducted (the "Company Intellectual Property Rights").

     (b) The validity of the Company Intellectual Property Rights and the title thereto of the Company or any subsidiary, as the case may be, is not being questioned in any litigation to which the Company or any subsidiary is a party.

     (c) Except as set forth in Section 2.15(c) of the Company Disclosure Schedule, the conduct of the business of the Company and its subsidiaries as now conducted does not, to the Company's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

     (d) Prior to the execution and delivery of this Agreement, the Company has provided Parent with a list of all material applications software (other than personal computer software licensed from third parties) which the Company or any subsidiary owns or has the right to market or use to provide services to third parties.

     (e) Except as set forth in Section 2.15(e) of the Company Disclosure Schedule, neither the Company nor any subsidiary has licensed (or otherwise entered into any agreement permitting) any person to use or market any of its computer software (whether or not copyrighted) other than licenses to end-users to use (but not market, distribute, sell or transfer) the computer software.

     (f) Each of the Company and its subsidiaries considers its computer software as trade secrets, and each has taken steps it believes appropriate to protect and maintain the same as such, except in cases where the Company has elected to rely on patent or copyright protection in lieu of trade secret protection.

     SECTION 2.16. Insurance. The Company and its subsidiaries maintain general liability and other business insurance that the Company believes to be reasonably prudent for its business.

     SECTION 2.17. Vote Required. The affirmative vote of the holders of at least two-thirds of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

     SECTION 2.18. Tax Treatment; Pooling. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the published rules, regulations and interpretations of the SEC (a "Pooling Transaction").

     SECTION 2.19. Affiliates. Except for DST Systems, Inc. ("DST") and the directors and executive officers of the Company, each of whom is listed in
Section 2.19 of the Company Disclosure Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates"). Concurrently with the execution and delivery of this Agreement, the Company has delivered to Parent an executed letter agreement, substantially in the form of Exhibit A hereto, from certain of the Company Affiliates, and will deliver to Parent, within ten days after the date of this Agreement, an executed letter agreement, substantially in the form of Exhibit A hereto, from all other Company Affiliates.

     SECTION 2.20. Certain Business Practices. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

     SECTION 2.21. Insider Interests. No officer or director of the Company has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Company Intellectual Property Rights, used in or pertaining to the business of the Company or any subsidiary, expect for the ordinary rights of a stockholder or employee stock optionholder.

     SECTION 2.22. Opinion of Financial Adviser. Lehman Brothers Inc. (the "Company Financial Adviser") has delivered to the Company Board its written opinion, dated the date of this Agreement, to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of Shares.

     SECTION 2.23. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 2.24. Disclosure. No representation or warranty of the Company in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Parent pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 2.25. No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

     Section 2.26. Section 203 of the DGCL. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to an "interested stockholder" or a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Stockholder's Agreement (as defined in Section 4.15 hereof).

                                  ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND ACQUISITION

     Parent and Acquisition hereby represent and warrant to the Company as follows:

     SECTION 3.1.  Organization.

     (a) Each of Parent and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Parent. When used in connection with Parent or Acquisition, the term "Material Adverse Effect" means any change or effect that is (i) materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Parent and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Parent and its subsidiaries are engaged, or (ii) that may impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.

     (b) Parent has heretofore delivered to the Company accurate and complete copies of the Articles of Incorporation and Bylaws, as currently in effect, of Parent and Acquisition. Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent.

     SECTION 3.2.  Capitalization of Parent and its Subsidiaries.

     (a) The authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock (increasing to 275,000,000 shares contingent upon the approval of Parent's shareholders of an amendment to Parent's Articles of Incorporation increasing Parent's authorized capital (the "Articles Amendment") at the meeting of shareholders of Parent convened for the purpose of voting on the issuance of shares of Parent Common Stock in the Merger), of which, as of April 15, 1996, 56,354,755 shares of Parent Common Stock (including 314,240 shares held in Parent's treasury) were issued and outstanding (each, together with a preferred stock purchase right (the "Rights") issued pursuant to the Rights Agreement, amended and restated as of October 30, 1995, between Parent and Chemical Mellon Shareholder Services, L.L.C. (the "Rights Agreement")), and 1,000,000 shares of preferred stock, $1.00 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of April 15, 1996, 4,692,315 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Between April 15, 1996 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options already in existence on such date, and, except for grants of stock options to employees, officers and directors in the ordinary course of business consistent with past practice. Except as set forth above and except for the Rights, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent, (iii) no options or other rights to acquire from Parent or its subsidiaries, and no obligations of Parent or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively, "Parent Securities"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

     (b) The Parent Common Stock (including the associated Rights) constitutes the only class of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

     SECTION 3.3.  Authority Relative to this Agreement; Recommendation.

     (a) Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except that, as referred to in Section 3.17, (i) the approval of Parent's shareholders of the issuance of Parent Common Stock in the Merger is required pursuant to Rule 312 of the NYSE, (ii) the approval of Parent's shareholders of the Merger is required pursuant to the Nevada General Corporation Law (the "NGCL") and (iii) the approval of Parent's shareholders of the Articles Amendment is required pursuant to the NGCL and Parent's Articles of Incorporation and Bylaws. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms.

     (b) The Board of Directors of Parent has resolved to recommend that the shareholders of Parent approve the issuance of Parent Common Stock in the Merger and the Articles Amendment.

     SECTION 3.4.  SEC Reports; Financial Statements.

     (a) Parent has filed all required forms, reports and documents with the SEC since March 31, 1992, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Reports on Form 10-K for the fiscal years ended April 2, 1993, April 1, 1994 and March 31, 1995, (ii) all definitive proxy statements relating to Parent's meetings of shareholders (whether annual or special) held since March 31, 1992 and (iii) all other reports or registration statements filed by Parent with the SEC since March 31, 1992 (all of the foregoing, collectively, the "Parent SEC Reports"). None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

     (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Exchange Act.

     SECTION 3.5. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference to (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to shareholders and at the times of the meeting or meetings of shareholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of Parent's shareholders to vote in the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     SECTION 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act and the rules of the NYSE, and the filing and recordation of the Articles Amendment and the Merger Certificate as required by the NGCL and the DGCL, respectively, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Parent.

     SECTION 3.7. No Default. None of Parent or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Parent. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to Parent and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which Parent is aware by any party obligated to Parent or any subsidiary thereunder.

     SECTION 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, as of December 31, 1995, none of Parent or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent, since December 31, 1995, none of Parent or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on Parent.

     SECTION 3.9. Litigation. Except as publicly disclosed by Parent in the Parent SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Parent in the Parent SEC Reports, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 3.10. Compliance with Applicable Law. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes will not have a Material Adverse Effect on Parent.

     SECTION 3.11. Employee Benefit Plans; Labor Matters. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to by Parent or any of its subsidiaries, or with respect to which Parent or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans"), no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances, in connection with which Parent or any of its subsidiaries could be subject to any liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Parent. There is no pending or threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries which may reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 3.12.  Environmental Laws and Regulations.

     (a)  Except as publicly disclosed by Parent in the Parent SEC Reports,
(i) each of Parent and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on Parent, which compliance includes, but is not limited to, the possession by Parent and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of Parent or its subsidiaries has received written notice of, or, to the knowledge of Parent, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Parent; and (iii) to the knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as publicly disclosed by Parent, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Parent that are pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     SECTION 3.13. Tax Matters. Parent and its subsidiaries have accurately prepared and duly filed with the appropriate federal, state, local and foreign taxing authorities all tax returns, information returns and reports required to be filed with respect to Parent and its subsidiaries and have paid in full or made adequate provision for the payment of all Taxes.

     SECTION 3.14. Title to Property. Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Parent; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on Parent.

     SECTION 3.15.  Intellectual Property; Software.

     (a) Each of Parent and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the "Parent Intellectual Property Rights").

     (b) The validity of the Parent Intellectual Property Rights and the title thereto of Parent or any subsidiary, as the case may be, is not being questioned in any litigation to which Parent or any subsidiary is a party.

     (c) The conduct of the business of Parent and its subsidiaries as now conducted does not, to Parent's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Parent Intellectual Property Rights.

     (d) Each of Parent and its subsidiaries considers its computer software as trade secrets, and each has taken steps it believes appropriate to protect and maintain the same as such.

     SECTION 3.16 Insurance. Parent and its subsidiaries maintain general liability and other business insurance that Parent believes to be reasonably prudent for its business.

     SECTION 3.17. Vote Required. The vote of the holders of Parent's capital stock necessary to approve the issuance of the Parent Common Stock in the Merger is, pursuant to the Rule 312 of the NYSE, the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock voted on the proposal to so issue the Parent Common Stock, provided that the total vote cast on such proposal represents over 50% in interest of the outstanding Parent Common Stock. The vote of the holders of Parent's capital stock necessary to approve the Merger is, pursuant to the NGCL, the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock. The vote of the holders of Parent's capital stock necessary to approve the Articles Amendment is, pursuant to the NGCL and Parent's Articles of Incorporation and Bylaws, the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock. Parent, as the sole stockholder of Acquisition, has approved and adopted this Agreement.

     SECTION 3.18. Tax Treatment; Pooling. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes.

     SECTION 3.19. Affiliates. Except for the directors and executive officers of Parent, there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 1-02 of Regulation S-X of the SEC ("Parent Affiliates"). Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company an executed letter agreement, substantially in the form of Exhibit B hereto, from certain of the Parent Affiliates, and will deliver to Parent, within ten days after the date of this Agreement, an executed letter agreement, substantially in the form of Exhibit B hereto, from all other Parent Affiliates.

     SECTION 3.20. Certain Business Practices. None of Parent, any of its subsidiaries or any directors, officers, agents or employees of Parent or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     SECTION 3.21. Insider Interests. No officer or director of the Parent has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Parent Intellectual Property Rights, used in or pertaining to the business of the Parent or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

     SECTION 3.22. Opinion of Financial Adviser. Goldman, Sachs & Co. (the "Parent Financial Adviser") has delivered to the Board of Directors of Parent its written opinion, dated as of the date of this Agreement, to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of shares of Parent Common Stock.

     SECTION 3.23. Brokers. No broker, finder or investment banker (other than the Parent Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

     SECTION 3.24 Disclosure. No representation or warranty of Parent in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to the Company pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     SECTION 3.25. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                                  ARTICLE 4

                                  COVENANTS

     SECTION 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent or
Acquisition:

     (a) amend its certificate of incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale of Shares pursuant to options previously granted under the Company Plans;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of subsidiaries;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

     (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary;

     (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to subsidiaries of the Company or customary loans or advances to employees, in each case in the ordinary course of business consistent with past practice), (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (g) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (g) shall not prevent the Company or its subsidiaries from (i) entering into employment agreements or severance agreements with new employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1997 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 1996 in amounts previously disclosed to Parent (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to the Company);

     (h) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $5 million in the aggregate (other than in connection with outsourcing agreements entered into with customers of the Company or its subsidiaries);

     (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein (other than in connection with outsourcing agreements entered into with customers of the Company or its subsidiaries); (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its subsidiaries taken as a whole; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000; provided, that none of the foregoing shall limit any capital expenditure required pursuant to existing customer contracts;

     (l) make any tax election or settle or compromise any income tax liability material to the Company and its subsidiary taken as a whole;

     (m) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on the Company;

     (n) commence any material software development project or terminate any material software development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts with customers or except as contemplated by the Company's project development budget previously provided to Parent; or

     (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect.

     SECTION 4.2. Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will, and will cause each of its subsidiaries to, conduct their operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective

Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

     (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the NYSE;

     (b) declare, set aside or pay any dividend or other distribution in respect of its capital stock, except for dividends payable in Parent Common Stock or dividends by a subsidiary of Parent to Parent or another subsidiary of Parent;

     (c) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice), which, in each case, would materially prevent or delay for more time than 30 days the consummation of the transactions contemplated by this Agreement;

     (d) adopt or propose to adopt any amendments to its charter documents, which would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

     (e) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except for bank loans and commercial paper) or amend any of the terms of any such securities or agreements outstanding on the date hereof or make any public announcement thereof; provided, however, that (i) any subsidiary may issue securities to Parent or any other subsidiary and (ii) Parent may (A) issue securities or make a public announcement thereof having an aggregate market value of up to $150 million or (B) grant stock options to employees, officers or directors in the ordinary course of business consistent with past practice and issue securities upon the exercise of employee, officer or director stock options;

     (f) acquire, sell, lease or dispose of any assets that are material to Parent and its subsidiaries taken as a whole, other than (i) in the ordinary course of business, (ii) in connection with outsourcing agreements entered into with customers of Parent or its subsidiaries, (iii) pursuant to the terms of existing agreements with affiliates or partners of the Company or (iv) in transactions that are only among Parent and any of its subsidiaries; or
(g)	take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(f) or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

     SECTION 4.3. Preparation of S-4 and the Proxy Statement. Parent and the Company shall promptly prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the

Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

     SECTION 4.4.  Other Potential Acquirers.

     (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition (as defined below).
The Company may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any person or group pursuant to confidentiality agreements with terms no less favorable to the Company than the Confidentiality Agreement dated January 10, 1996 between the Company and Parent is with respect to Parent, and may participate in discussions and negotiate with such entity or group concerning any Third Party Acquisition, if (i) such entity or group has submitted a Superior Proposal (as defined in paragraph (b) below) to the Company Board relating to any such transaction and (ii) the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of Vinson & Elkins L.L.P. or other independent legal counsel, that it is required to do so in order to comply with its fiduciary duties; provided, however, that the Company shall not, in any event, be entitled to terminate this Agreement as a result of the occurrence of the events described in clauses (i) and (ii) of this sentence. The Company Board shall provide a copy of any such written Superior Proposal and a summary of any such oral Superior Proposal to Parent or Acquisition immediately after receipt thereof and thereafter keep Parent and Acquisition promptly advised of any development with respect thereto. Except as set forth above, neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than Parent and Acquisition, any affiliate or associate of Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer.

     (b) Except as set forth in this Section 4.4(b), the Company Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of Vinson & Elkins L.L.P. or other independent legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing reasonable written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and, (ii) if Parent does not, within seven business days of Parent's receipt of the Notice of Superior Proposal, make an offer which the Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be as favorable to the Company's shareholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 6.1. For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of the Company and its subsidiaries, taken as a whole;
(iii) the acquisition by a Third Party of 30% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than 20% of the outstanding Shares; or (vi) the acquisition by the Company or any subsidiary, by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than 40% of the annual revenues, net income or assets of the Company and its subsidiaries taken as whole. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

     SECTION 4.5.  Comfort Letters.

     (a) The Company shall use all reasonable efforts to cause Ernst & Young LLP to deliver a letter dated as of the date of the Proxy Statement and the S-4, and addressed to itself and Parent and their respective Boards of Directors, in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and the S-4.

     (b) Parent shall use all reasonable efforts to cause Deloitte & Touche LLP to deliver a letter dated as of the date of the Proxy Statement and the S-4 and addressed to itself and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the Proxy Statement and the S-4.

     SECTION 4.6. Meetings of Stockholders. Each of Parent and the Company shall take all action necessary, in accordance with the NGCL and the DGCL, respectively, and its respective certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, in the case of the Company, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby, and, in the case of Parent, to vote upon the issuance of Parent Common Stock pursuant to the Merger and the Articles Amendment. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and its charter and bylaws, in the case of the Company, and the NGCL and Rule 312 of the NYSE, in the case of Parent, and the stockholder vote required for the approval of the Articles Amendment shall be the vote required by the NGCL and Parent's Articles of Incorporation and Bylaws. The Company and Acquisition and Parent will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters; provided, however, that, subject to the provisions of Section 6.3, the

Company Board may withdraw its recommendation if (i) the Company receives a Superior Proposal and, (ii) after complying with the provisions of Section 4.4(b), the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of Vinson & Elkins L.L.P. or other independent legal counsel, that it is required, in order to comply with its fiduciary duties, to recommend the Superior Proposal; and provided further, however, that the Company shall not, in any event, be permitted to terminate this Agreement as a result of the occurrence of the events described in clauses (i) and (ii) of this sentence. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof.

     SECTION 4.7. Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     SECTION 4.8.  Access to Information.

     (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives, and Parent will give the Company and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent, and Parent will furnish to the Company, within 25 business days after the end of each calendar month (commencing with March 1996, and, in the case of March 1996, within 90 days), an unaudited balance sheet of the party furnishing such information as of the end of the such month and the related statements of earnings, stockholders' equity (deficit) and, within 25 business days after the end of each calendar quarter (or, in the case of the quarter ended March 31, within 90 days), cash flows for the quarter then ended, each prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by such party with respect to its monthly financial statements. All the foregoing shall be in accordance with the books and records of the party furnishing such information and shall fairly present its financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

     (c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of (i) that certain Confidentiality Agreement entered into between the Company and Parent dated January 10, 1996, (ii) that certain Confidentiality Agreement entered into among the Company, Parent and HOGN dated January 24, 1996, and (iii) that certain Confidentiality Agreement entered into among the Company, Parent and HOGN dated February 20, 1996.

     SECTION 4.9. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,
(i) cooperating in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the shareholder votes with respect to the Merger.
In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     SECTION 4.10. Employee Benefits. Parent will provide the employees and retirees of the Company and its subsidiaries for a period ending on the first anniversary of the Effective Time with employee benefit plans (other than stock option or other plans involving the potential issuance of securities of the Company or Parent securities) which, in the aggregate, are not less favorable than those currently provided by the Company and its subsidiaries, as the case may be. Parent and the Company agree, and Parent will cause the Surviving Corporation to agree, (i) that all obligations of the Company or any subsidiary under any "change of control" or similar provisions relating to employees contained in any existing contracts and all termination or severance agreements with executive officers (subject to Section 1.11 hereof) will be honored in accordance with their terms as of the date hereof and (ii) that the ESPP of the Company will be amended to provide that the calendar semester for employee participation under the ESPP ordinarily commencing on July 1, 1996 and ending on December 31, 1996 (the "July 1996 Semester") will, if the Merger occurs, end on the Closing Date, and appropriate adjustments will be made to the ESPP such that, immediately following the Effective Time, each of the persons theretofore entitled to acquire Shares under the ESPP as of the end of the July 1996 Semester will be entitled to acquire, on the same terms and conditions as were applicable under the ESPP, the number of shares of Parent Common Stock that such person would have been entitled to receive pursuant to the Merger had such person acquired the Shares purchasable under the ESPP for the July 1996 Semester immediately prior to the Effective Time. Notwithstanding the foregoing, nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific employee benefit plans or to continue the employment of any specific person.

     SECTION 4.11. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE as determined by Parent, Acquisition or the Company, as the case may be.

     SECTION 4.12. Indemnification. After the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is now, or has been prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including without limitation counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of the Company or any of the Company subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's certificate of incorporation or bylaws. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 4.12 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Parent hereby guarantees the payment and performance of the Surviving Corporation's obligations in this Section 4.12. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.12 and may specifically enforce its terms. This Section 4.12 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or Bylaws.

     SECTION 4.13. Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.13 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 4.14.  Affiliates; Pooling; Tax Free Reorganization.

     (a) The Company shall use all reasonable efforts to obtain from any Company Affiliate who has not previously executed such letter agreement and from any person who may be deemed to have become a Company Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit A hereto as soon as practicable.

     (b) Parent shall use all reasonable efforts to obtain from any Parent Affiliate who has not previously executed such letter agreement and from any person who may be deemed to have become a Parent Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit B hereto as soon as practicable.

     (c) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act. However, Parent shall assume, by written instrument delivered to DST on or before the Effective Time (and subject to the conditions set forth in such written instrument), the Company's registration obligations under Section 11 of the Agreement dated September 30, 1993, among the Company, Continuum Acquisition, Inc., and

Vantage Computer Systems, Inc. with respect to all shares of Parent Common Stock issued to DST in the Merger.

     (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

     (e) The Company and Parent and Acquisition shall execute and deliver to Vinson & Elkins L.L.P., counsel to the Company, certificates substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, at such time or times as reasonably requested by such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby, and the Company and Parent shall each provide a copy thereof to the other parties hereto. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in Exhibits C-1 or C-2.

     SECTION 4.15. Stockholder's Agreement. Parent has received an agreement from DST (the "Stockholder's Agreement") whereby DST has agreed to vote all its Shares in favor of the Merger.

                                  ARTICLE 5

                  CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company, and the Articles Amendment and the issuance of Parent Common Stock pursuant to the Merger shall have been approved by the requisite vote of the shareholders of Parent;

     (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

     (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger; and

     (e) (i) the Company shall have received confirmation in writing from Ernst & Young LLP that in accordance with generally accepted accounting principles and applicable published rules and regulations of the SEC, the Company is eligible to be a party to a merger accounted for as a Pooling Transaction and that Ernst & Young LLP is not aware of any matters that prohibit the use of pooling of interests accounting in connection with the Merger, and such confirmation shall not have been withdrawn or modified in any material respect, and (ii) Parent shall have received a written opinion from its certified public accountants stating that the Merger will be accounted for under generally accepted accounting principles as a Pooling Transaction and such opinion shall not have been withdrawn or modified in any material respect.

     SECTION 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of Parent and Acquisition contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on Parent) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

     (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

     (c) the shares of Parent Common Stock issuable to the Company shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

     (d) the Company shall have received the opinion of Vinson & Elkins L.L.P., counsel to the Company, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss for Federal income tax purposes will be recognized by a shareholder of the Company as a result of the Merger with respect to Shares converted solely into shares of Parent Common Stock, and such opinion shall not have been withdrawn or modified in any material respect;

     (e) Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect on Parent; and

     (f) there shall have been no events, changes or effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of the Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing the Company shall have delivered to Parent and Acquisition a certificate to that effect;

     (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing the Company shall have delivered to Parent and Acquisition a certificate to that effect;

     (c) Parent shall have received from each affiliate of the Company referred to in Sections 2.19 and 4.14 an executed copy of the letter attached hereto as Exhibit A and shall have received from each affiliate of Parent referred to in Sections 3.19 and 4.14 an executed copy of the letter attached hereto as Exhibit B;

     (d) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company; and

     (e) there shall have been no events, changes or effects with respect to the Company or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on the Company.


                                  ARTICLE 6

                        TERMINATION; AMENDMENT; WAIVER

     SECTION 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the Company's shareholders:

     (a)  by mutual written consent of Parent, Acquisition and the Company;

     (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by December 31, 1996; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case such that the conditions set forth in
Section 5.2(a) would be incapable of being satisfied by December 31, 1996 (or as otherwise extended), (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder, (iii) Parent shall have convened a meeting of its shareholders to vote upon the Articles Amendment and the issuance of Parent Common Stock in the Merger and shall have failed to obtain the requisite vote of its shareholders for either such proposal or (iv) the Company shall have convened a meeting of its shareholders to vote upon the Merger and shall have failed to obtain the requisite vote of its shareholders; or

     (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by December 31, 1996 (or as otherwise extended), (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder, (iii) the Company Board shall have recommended to the Company's shareholders a Superior Proposal, (iv) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a shareholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) Parent shall have convened a meeting of its shareholders to vote upon the Articles Amendment and the issuance of Parent Common Stock in the Merger and shall have failed to obtain the requisite vote of its shareholders for either such proposal or (vi) the Company shall have convened a meeting of its shareholders to vote upon the Merger and shall have failed to obtain the requisite vote of its shareholders.

     SECTION 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 6.2 and Sections 4.8(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     SECTION 6.3.  Fees and Expenses.

     (a)  In the event that this Agreement shall be terminated pursuant to:

          (i) Sections 6.1(d)(iii) or (iv);

          (ii) Sections 6.1(d)(i) or (ii) and, within twelve months thereafter, the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z) after the date hereof and prior to such termination; or

          (iii) Sections 6.1(c)(iv) or 6.1(d)(vi) and, at the time of the Company shareholders' meeting at which the Company failed to obtain the requisite vote, as applicable, there shall be outstanding an offer by a Third Party to consummate, or there shall have been under consideration by the Company or there shall have been publicly announced a plan or proposal with respect to, a Third Party Acquisition;

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of $45 million as liquidated damages immediately upon such a termination. It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty.

     (b) Upon the termination of this Agreement pursuant to Sections 6.1(c)(iv) or 6.1(d)(i), (ii), (iii), (iv) or (vi) (other than a termination requiring the Company to pay liquidated damages as contemplated by Section 6.3(a) hereof), the Company shall reimburse Parent, Acquisition and their affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, not to exceed $2,000,000, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants).

     (c) Upon the termination of this Agreement pursuant to Sections 6.1(c)(i), (ii) or (iii) or Section 6.1(d)(v), Parent shall reimburse the Company and its affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, not to exceed $2,000,000, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants).

     (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     SECTION 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the shareholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable law without such approval.
This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     SECTION 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                  ARTICLE 7

                                MISCELLANEOUS

     SECTION 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     SECTION 7.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     SECTION 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

     if to Parent or Acquisition:  Computer Sciences Corporation
                                   2100 East Grand Avenue
                                   El Segundo, California  90245
                                   Attention: Hayward D. Fisk, Esq.
                                   and W. Brinson Weeks
     with a copy to:               Gibson, Dunn & Crutcher
                                   333 South Grand Avenue
                                   Los Angeles, CA 90071
                                   Attention: Ronald S. Beard, Esq.

     if to the Company to:         The Continuum Company, Inc.
                                   9500 Arboretum Boulevard
                                   Austin, Texas 78759-6399
                                   Telecopy: (512) 338-7730
                                   Attention: Jack Dennison, Esq.

     with a copy to:               Vinson & Elkins L.L.P.
                                   2300 First City Tower
                                   1001 Fannin
                                   Houston, Texas 77002-6760
                                   Telecopy: (713) 758-2346
                                   Attention: C. Michael Harrington, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     SECTION 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     SECTION 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 1.11, 4.10, 4.12 and 7.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 7.8. Certain Definitions. For the purposes of this Agreement, the term:

     (a) "affiliate" means (except as otherwise provided in Sections 2.19, 3.19 and 4.14) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "business day" means any day other than a day on which the NYSE is closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

     (d) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter;

     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

     (f) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.
SECTION 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Merger.

     SECTION 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                                COMPUTER SCIENCES CORPORATION


                                By: /s/Van B. Honeycutt
                                   ------------------------
                                Name: Van B. Honeycutt
                                Title: President and Chief Executive Officer



                                THE CONTINUUM COMPANY, INC.


                                By: /s/W. Michael Long
                                   ------------------------
                                Name: W. Michael Long
                                Title: President and Chief Executive Officer



                                CONTINENTAL ACQUISITION, INC.


                                By: /s/Van B. Honeycutt
                                   ------------------------
                                Name: Van B. Honeycutt
                                Title: President and Chief Executive Officer

                                  EXHIBIT A

                                       April __, 1996

Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California  90245

Dear Sirs:

     Reference is made to the provisions of the Agreement and Plan of Merger, dated as of April 28, 1996 (together with any amendments thereto, the "Merger Agreement"), among The Continuum Company, a Delaware corporation (the "Company"), Computer Sciences Corporation, a Nevada corporation ("Parent"), and Continental Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

     I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that the transferability of the shares of common stock, par value $1.00 per share, of Parent (the "Parent Shares") which I will receive upon the consummation of the Merger in exchange for my shares of common stock of the Company (the "Company Shares"), or upon exercise of certain options I hold to purchase shares of common stock of the Company is restricted. Nothing herein shall be construed as an admission that I am an affiliate.

     I hereby represent, warrant and covenant to Parent that:

     (a) I will not transfer, sell or otherwise dispose of any of the Parent Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and

     (b) I will not (i) transfer, sell or otherwise dispose of any Company Shares prior to the Effective Time (as defined in the Merger Agreement) or
(ii) sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 21028] (May 17, 1982) with respect to any Parent Shares until after such time (the "Delivery Time") as financial results reflecting at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

     (c) I shall execute and deliver to Vinson & Elkins, L.L.P., counsel to the Company, and to the Company a certificate in such form as and at such time or times as may be reasonably requested by such law firm or the Company, as the case may be, in connection with such law firm's delivery of a tax opinion with respect to the transactions contemplated by the Merger Agreement and shall provide a copy thereof to Parent.

     I have not taken and will not take or agree to take any action that would prevent the Merger from qualifying, or being accounted for, as a pooling-of-interests.

     I further understand that, in order to make more effective the provisions of the foregoing paragraph, Parent may delay delivery to me of certificates in respect of the Parent Shares until the Delivery Time.

     I hereby acknowledge that, except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

     I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on the certificates delivered to me evidencing the Parent Shares in substantially the following form:

     "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement, dated April 28, 1996, between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer which contains further restrictions on the transferability of this certificate and the shares represented hereby."

     The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

     I hereby acknowledge that the receipt of this letter by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Company Shares and the Parent Shares.

                                       Very truly yours,


                                       [AFFILIATE]

                                  EXHIBIT B



                                      April __, 1996



Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California  90245

Dear Sirs:

     Reference is made to the provisions of the Agreement and Plan of Merger, dated as of April 28, 1996 (together with any amendments thereto, the "Merger Agreement"), among The Continuum Company, Inc., a Delaware corporation (the "Company"), Computer Sciences Corporation, Inc., a Nevada corporation ("Parent"), and Continental Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

     I hereby represent, warrant and covenant to the Parent that I will not sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 21028] (May 17, 1982) with respect to any shares of common stock, par value $1.00 per share, of Parent owned by me (the "Parent Shares") until after such time as financial results reflecting at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission.

     I have not taken and will not take or agree to take any action that would prevent the Merger from qualifying, or being accounted for, as a pooling-of-interests.

     I understand that Parent shall not be bound by any attempted sale of any Parent Shares, and will issue stop transfer instructions to its transfer agent with respect to the Parent Shares.

     The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

     I hereby acknowledge that the receipt of this letter by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of Parent Shares.

                                      Very truly yours,

                                      [Affiliate]

                                  EXHIBIT C-1


      [FORM OF OFFICER'S CERTIFICATE REGARDING CERTAIN TAX MATTERS TO BE
                            EXECUTED BY THE COMPANY]

                                      __________________, 1996

Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas  77002-6760

Gentlemen:

     This letter is being delivered to you pursuant to Section 4.14 of the Agreement and Plan of Merger (the "Agreement"), dated as of April 28, 1996, among The Continuum Company, Inc., a Delaware corporation (the "Company"), Computer Sciences Corporation, a Nevada corporation ("Parent"), and Continental Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"). Unless otherwise indicated, capitalized terms not defined herein have the meaning set forth in the Agreement.

     After due inquiry and investigation regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that, assuming the Merger were to occur on the date hereof, the following facts are true:

     1. Pursuant to the Merger, Acquisition Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Acquisition Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquisition Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Acquisition Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Acquisition Sub or the Company, as the case may be, immediately prior but not subsequent to the
Merger: (i) assets used by the Company or Acquisition Sub (other than assets transferred from Parent to Acquisition Sub for such purpose) to pay expenses or liabilities incurred in connection with the Merger and (ii) assets used to make distributions, redemptions or other payments in respect of stock of the Company (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

     2. Other than in the ordinary course of business or pursuant to its obligations under the Agreement, the Company has not disposed of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) since commencement of negotiations with Parent regarding the Merger;

     3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

     4. The Company has no outstanding warrants, options, convertible securities or any other type of right to acquire the Company stock (or any other equity interest in the Company) or to vote (or restrict or otherwise control the vote of) shares of stock of the Company which, if exercised, would affect Parent's acquisition and retention of Control of the Company;

     5. In the Merger, shares of stock of the Company representing "Control" of the Company will be exchanged solely for shares of voting stock of Parent. For purposes of this paragraph, shares of the stock of Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company in lieu of fractional shares of Parent voting stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

     6. The payment of cash in lieu of fractional shares of Parent stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Company shareholders in lieu of fractional shares of Parent stock will not exceed one (1) percent of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their Shares;

     7. The Company has no plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

     8. The Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition Sub in the Merger except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger and except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4);

     9. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

     10. In the Merger, Acquisition Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement;

     11. The fair market value of the Company's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

     12. The Company is not an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

     13. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     14. There is no plan or intention ("Plan) on the part of the shareholders of the Company who own five percent or more of the Company stock and, after due inquiry with its officers and directors, the Company has no knowledge of, and believes that there does not exist, any Plan on the part of the remaining shareholders of the Company to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a corporation to its stockholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent stock received in the Merger that would reduce ownership by shareholders of the Company of Parent stock to a number of shares having a value as of the effective time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of the Company stock. For purposes of this paragraph, shares of the Company stock (i) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent stock (including, without limitation, cash received in lieu of fractional shares of Parent stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered outstanding shares of stock of the Company exchanged for shares of Parent stock in the Merger and then disposed of pursuant to a Plan;

     15. The fair market value of the shares of Parent stock received by each shareholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     16. Acquisition Sub, Parent, the Company and the shareholders of the Company will each pay separately its or their own expenses relating to the Merger;

     17. There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger;

     18. The terms of the Agreement are the product of arm's length negotiations;

     19. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     20. To the best knowledge of the Company, during the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares, have directly or indirectly been owned by Parent.;

     21. Factual statements contained in the S-4 with respect to the Company and its subsidiaries are true, correct and complete in all material respects;

     22. The Company is authorized to make all of the representations set forth herein; and

     23. The Agreement represents the full and complete agreement among Parent, Acquisition Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

     It is understood that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement (including all schedules and exhibits thereto) and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

     Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger. It is understood that your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                      Very truly yours,

                                      THE CONTINUUM COMPANY, INC.
                                      a Delaware corporation


                                      By:_________________________

                                      Title:______________________

                                  EXHIBIT C-2


    [FORM OF OFFICER'S CERTIFICATE REGARDING CERTAIN TAX MATTERS
            TO BE EXECUTED BY PARENT AND ACQUISITION SUB]

                                      __________________, 1996


Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas  77002-6760

Gentlemen:

     This letter is being delivered to you pursuant to Section 4.14 of the Agreement and Plan of Merger (the "Agreement"), dated as of April 28, 1996, among The Continuum Company, Inc., a Delaware corporation (the "Company"), Computer Sciences Corporation, a Nevada corporation ("Parent"), and Continental Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     After due inquiry and investigation regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that, assuming the Merger were to occur on the date hereof, the following facts are true:

     1. Pursuant to the Merger, Acquisition Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Acquisition Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquisition Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Acquisition Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Acquisition Sub or the Company, as the case may be, immediately prior but not subsequent to the
Merger: (i) assets used by the Company or Acquisition Sub (other than assets transferred from Parent to Acquisition Sub for such purpose) to pay expenses or liabilities incurred in connection with the Merger and (ii) assets used to make distributions, redemptions or other payments in respect of stock of the Company (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

     2. Acquisition Sub was formed solely for the purpose of consummating the transactions contemplated by the Agreement and at no time will Acquisition Sub conduct any business activities or other operations, or dispose of any of its assets, other than pursuant to its obligations under the Agreement;

     3. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

     4. Prior to the Merger, Parent will be in "Control" of Acquisition Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

     5. In the Merger, shares of stock of the Company representing Control of the Company will be exchanged solely for shares of voting stock of Parent.
For purposes of this paragraph, shares of stock of the Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company in lieu of fractional shares of Parent voting stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent;

     6. The payment of cash in lieu of fractional shares of Parent stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Company shareholders in lieu of fractional shares of Parent stock will not exceed one (1) percent of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their Shares;

     7. Parent has no plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

     8. Parent has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

     9. Parent has no plan or intention to liquidate the Company; to merge the company with or into another corporation, including Parent or its affiliates; to sell, distribute or otherwise dispose of the stock of the Company; or to cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Acquisition Sub, except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger and except for transfers described in both
Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-
2(j)(4);

     10. In the Merger, Acquisition Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement;

     11. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

     12. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares, have directly or indirectly been owned by Parent;

     13. Neither Parent nor Acquisition Sub is an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

     14. The fair market value of the Parent stock received by each stockholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by shareholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     15. Acquisition Sub, Parent, the Company and the shareholders of the Company will each pay separately its or their own expenses relating to the Merger;

     16. There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger;

     17. The terms of the Agreement are the product of arm's-length negotiations;

     18. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

     19. Factual statements contained in the S-4 with respect to Parent and its subsidiaries are true, correct and complete in all material respects;

     20. Parent and Acquisition Sub are authorized to make all of the representations set forth herein; and

     21. The Agreement represents the full and complete agreement among Parent, Acquisition Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

     It is understood that (i) your opinions will be based on the completeness and accuracy of and compliance with, representations set forth herein and on the statements contained in the Agreement (including all schedules and exhibits thereto) and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications, including that they may not be relied upon if any such representations are not accurate in all material respect.

     It is understood that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                      Very truly yours,

                                      Computer Sciences Corporation,
                                      a Nevada corporation

                                      By: ____________________________
                                      Title: _________________________


                                      Continental Acquisition, Inc.,
                                      a Delaware corporation

                                      By: ____________________________
                                      Title: _________________________

                                  EXHIBIT 99.1


Contact:  CSC - Bruce Plowman or                  FOR IMMEDIATE RELEASE
                Spencer Davis                     Moved On Business Wire and
                310.615.0311                      PR Newswire April 29, 1996

                CNU - John L. Westermann III
                512.345.5700


                     CSC TO MERGE WITH CONTINUUM IN SHARE
                        EXCHANGE VALUED AT $1.5 BILLION


     EL SEGUNDO, CA and AUSTIN, TX, April 29 -- Computer Sciences Corporation (NYSE:CSC) and The Continuum Company, Inc. (NYSE:CNU) announced today they have signed a definitive agreement for CSC to merge with Continuum in a share exchange to be accounted for as a pooling-of-interests. Shareholders of CNU will receive 0.79 of a share of CSC for each share of CNU. The agreement, which has been unanimously approved by the boards of directors of both companies, will add a leading insurance and banking industry software and services company to CSC's wide range of commercial activities.

     CNU had pro forma revenues of approximately $490 million for the twelve months ended December 31, 1995, reflecting the March 1996 acquisition of Hogan Systems. Hogan Systems is a banking industry software and services company.

     For the purposes of the combination (which is expected to be tax-free to CNU shareholders), CNU had approximately 24.2 million shares outstanding as of April 25, 1996. On the basis of 0.79 shares of CSC for each share of CNU, shareholders of CNU would receive approximately 19.1 million shares of CSC stock for a total consideration of approximately $1.5 billion based on CSC's closing price on Friday, April 26, of $78 1/8. CSC also will assume all of CNU's outstanding options at the same exchange ratio.

     The transaction requires the approval of the shareholders of both CSC and CNU, as well as customary regulatory approvals. The companies said that DST Systems, Inc., a Continuum shareholder owning approximately 23% of the company, has agreed to vote its shares in favor of the transaction.

     Van B. Honeycutt, CSC's president and chief executive officer, said:

     "This strategic business combination is a compelling fit of markets, technologies, services and products. The addition of Continuum will greatly enhance our increasing focus on the financial services marketplace, where we see enormous potential for information technology services in the insurance, banking and other financial services sectors. Continuum catapults us into a strong position in financial services and continues the shift of our business toward the commercial sector."

     W. Michael Long, chief executive officer of Continuum, said:

     "As the lines that differentiate insurance, banking, securities and mutual funds blur, we firmly believe that technology is the key to enabling financial services providers to effectively deliver the full range of products and services their customers expect. CSC is the ideal merger partner for Continuum. By teaming with CSC, we gain the critical mass to better capitalize on the significant marketplace potential and to pursue even larger and more attractive opportunities to propel our growth. Our combined capabilities will allow us to realize the potential faster than we could have individually."

     Under the terms of the agreement, Continuum will retain its name and its Austin headquarters and become a subsidiary of CSC. Continuum's management team will remain with the company, with Long continuing to serve as chief executive officer reporting to Honeycutt.

     CSC and CNU said they expect to schedule shareholder meetings this summer to vote on the proposed transaction. CSC also will ask its shareholders to increase the number of authorized shares of common stock from 75 million to 275 million. CSC had 56.0 million shares outstanding at the close of its fiscal year ended March 29, 1996.

     CNU is an international consulting and computer services firm headquartered in Austin, Texas, with offices in 17 countries serving the needs of the global financial services industry for computer software and services. Continuum has approximately 4,200 employees worldwide, serving the needs of more than 850 financial institutions located in more than 40 countries.

     Computer Sciences Corporation had $4.1 billion in annual revenues for the 12 months ended Dec. 29, 1995. The company is headquartered in El Segundo, California, and has 34,000 employees in 575 offices worldwide. CSC provides clients with a wide range of professional services including management consulting; business reengineering; information systems consulting and integration; and outsourcing.




Note to Analysts and Editors: Please see the attached background information.

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                     Background Fact Sheet on Continuum

     Founded in 1968, The Continuum Company, Inc. (NYSE:CNU) is an international consulting and computer services firm based in Austin, Texas. With offices in 17 countries, the company provides computer software, services and outsourcing to more than 850 banks and insurers in more than 40 countries. CNU had pro forma revenues of approximately $490 million for the twelve months ended December 31, 1995, reflecting the March 1996 acquisition of Hogan Systems. Employees total about 4,200.

     As a leading provider of global technology solutions, Continuum's customers include approximately 43% of Fortune's Global 500 financial services companies. Current clients include Aegon, Aetna, Allianz Life Insurance Company of North America, Australian Mutual Provident, Axa, Banco Comercial Portugues, Banco de la Nacion, First National Bank of Southern Africa, Bital, CNA, Cigna, Desjardins, Deutsche Bank, Eureko, Financial Holding Corporation, First Bank System, First Interstate Bank, Fleet Bank, GE Capital, GEICO, General Accident, GIO Australia, Huntington Bankshares, Inc., ING, ITT Hartford, Lincoln National Life Insurance Company, Metropolitan, National Australia Group, Nationwide Building Society, NEDCOR, Norwich Union, PNC, Prudential, Sun Alliance, SunCorp, Tranquilidade, Winterthur. About 50% of Continuum's revenues come from customers outside of North America.

     Continuum has three primary areas of business:
     ---------------------------------------------
     -Software systems and products: These automate the administrative functions of banks and insurance companies, such as issuing and servicing policies, paying agents' commissions, processing deposits and loans and complying with complex government regulations.

     -Value-added services: These include developing, installing, customizing, enhancing, maintaining and integrating software systems for clients.

     -Outsourcing: This ranges from handling the remote processing of a single insurance or banking application to running and managing a client's data processing department. It also includes the provision of third-party administration (TPA) services.

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     Over the past few years, Continuum has evolved from a product company to a services company, offering a full range of technology solutions to insurance companies and banks worldwide.

     In March, 1996, Continuum acquired Dallas-based Hogan Systems on a pooling-of-interests basis. Hogan, now a wholly-owned subsidiary of Continuum, is a leading provider of integrated on-line applications software and related services to the banking industry. Clients include nearly 130 of the world's largest banks in 20 countries. Hogan has about 700 employees and operations in Dallas; Frankfurt, Germany; London; and Melbourne, Australia.

Merger Opportunities:
- --------------------

     -Market Growth: Worldwide spending by the insurance industry in 1995 for data processing personnel and software was estimated to be approximately $30 billion. Of that, only 10% was outsourced -- resulting in an untapped market in the insurance industry alone of approximately $27 billion. Worldwide spending in the banking sector on information technology services in 1995 was another $30 billion for a total addressable market of $60 billion. A key part of Continuum's growth strategy is to capitalize on that available market and build its outsourcing business.

     The banking and insurance communities view technology as a key strategy for worldwide growth, and Continuum is well-positioned to provide the professional services, systems integration, outsourcing and application software the industry requires.

     -Industry Convergence: The financial services industry is restructuring, driven by changing consumer demands and behaviors, competition from new market entrants, deregulation, the globalization of the economy, and new information technologies. As the lines that separated insurance, banking, securities and mutual funds are erased, a new breed of provider, heavily dependant on innovative technology, is emerging to deliver the full range of needed financial services.

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Continuum is well-positioned to play a key role in the transformation of the global financial services industry.

     -Scale: As a leader in information technology outsourcing for industry and government, CSC provides Continuum with additional global strength, financial resources and computing infrastructure which further enhances its
ability to compete for large outsourcing opportunities worldwide.   In turn,
Continuum brings extensive experience, leading industry expertise, and long-term strategic customer relationships in the insurance and banking industries, which will support CSC's rapid development of the financial services vertical market.

     -Technology: A key focus of Continuum is on applying quickly changing technologies such as client/server architecture, object-oriented development
and artificial intelligence to solving real business problems.   The
compatibility of CSC and Continuum as technology-driven solutions providers enables both companies to pool their efforts to advance today's best practices in these areas. Other technical areas of focus will include business reengineering, data warehousing and workflow management.

     -Geographic Span: The companies share a compatible geographic focus. Continuum's North American offices span the U.S. and Canada. In Europe, its principal operating and sales offices are in the U.K., France, Germany and Norway. Other European offices are in Denmark, Ireland, the Netherlands, Switzerland, Sweden and Portugal. Principal operations in the Pacific Rim are
based in Sydney and Melbourne, Australia and Auckland, New Zealand.   Other
Pacific Rim offices are in Japan, Singapore and Hong Kong. Continuum also operates large data centers in Sydney, Melbourne and Auckland.

     -Intellectual Property: Continuum has the world's largest commercially available repository of intellectual property for insurance and banking administration. This software is a key component of comprehensive solutions for financial services companies.

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